                                                                     EXHIBIT 5.1

GOODWIN--PROCTER                     Goodwin Procter LLP             T: 617.570.1000
                                     Counsellors at Law              F: 617.523.1231
                                     Exchange Place                  goodwinprocter.com
                                     Boston, MA 02109

                                  June 1, 2001

Affiliated Managers Group, Inc.
Two International Place, 23rd Floor
Boston, MA 02110

Ladies and Gentlemen:

    This opinion is furnished in connection with the registration statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission ("the Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of $251,000,000 aggregate principal amount of Zero Coupon Senior Contingent Conversion Liquid Yield Option Notes due 2021 (the "Notes") of Affiliated Managers Group, Inc., a Delaware corporation (the "Company"), and 2,916,494 shares of common stock, par value $0.01 per share (the "Shares"), issuable upon conversion of the Notes. The Notes and the Shares are being registered on behalf of the holders of the Notes.

    We have acted as counsel for the Company in connection with the preparation and filing of the Registration Statement. In connection with rendering this opinion, we have examined and relied upon the information set forth in the Registration Statement; the Restated Certificate of Incorporation and By-laws of the Company, each as amended to date; such records of the corporate proceedings of the Company as we deemed material; and such other certificates, receipts, records and documents as we considered necessary for the purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as certified, photostatic or facsimile copies, the authenticity of the originals of such copies and the authenticity of telephonic confirmations of public officials and others. As to facts relevant to our opinion, we have relied upon certificates or telephonic confirmations of public officials and certificates, documents, statements and other information of the Company or representatives or officers thereof.

    In rendering the opinions expressed below, we express no opinion as to the laws of any jurisdiction other than the United States of America, The Commonwealth of Massachusetts, the State of New York and the General Corporation Law of the State of Delaware.

    Based upon and subject to the foregoing, we are of the opinion that:

    1. The Notes have been duly and validly authorized and issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that (i) the validity or enforceability thereof may be subject to or affected by any bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws now or hereafter in effect relating to or affecting the rights of creditors generally, (ii) the remedy of specific performance or any other equitable remedy may be unavailable in any jurisdiction or may be withheld as a matter of judicial discretion and (iii) equitable principles may be applied in construing or enforcing the provisions thereof (regardless of whether enforcement is sought in a proceeding in equity or at law).

    2. The Shares, when issued upon conversion of the Notes, will be duly authorized, validly issued and fully paid and non-assessable.

GOODWIN--PROCTOR
Affiliated Managers Group, Inc.
June 1, 2001
Page 2

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the Prospectus which is a part of such Registration Statement.

                                               Very truly yours,

                                               /s/ GOODWIN PROCTER LLP
                                               --------------------------------------------
                                               GOODWIN PROCTER LLP